UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

Advantage Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38990	83-4629508

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

15310 Barranca Parkway, Suite 100
Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 797-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ADV	The NASDAQ Stock Market LLC

Warrants to purchase Class A common stock	ADVWW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

Amendment to First Lien Credit Agreement

On October 28, 2021 (the “First Lien Amendment Effective Date”), Advantage Sales & Marketing Inc. (the “Borrower”), an indirect wholly-owned subsidiary of Advantage Solutions Inc. (the “Company”), together with Karman Intermediate Corp., a Delaware corporation (“Holdings”) and certain of the Borrower’s subsidiaries, entered into Amendment No. 1 to the First Lien Credit Agreement (the “First Lien Amendment”), which amends the First Lien Credit Agreement, dated as of October 28, 2020 (as amended, restated, modified and supplemented from time to time prior to the First Lien Amendment Effective Date, the “First Lien Credit Agreement”; the First Lien Credit Agreement as amended by the First Lien Amendment, the “Amended First Lien Credit Agreement”), by and among the Borrower, Holdings, each lender from time to time party thereto, Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”), and the other parties thereto.

The First Lien Amendment was entered into by the Borrower to amend certain terms and provisions, including:

(i) reducing the applicable interest rate margin on the term loan (a) for Eurocurrency Rate Loans (as defined in the Amended First Lien Credit Agreement), from 5.25% to 4.50% or (b) for Base Rate Loans (as defined in the Amended First Lien Credit Agreement), from 4.25% to 3.50%;

(ii) resetting the period for six months following the First Lien Amendment Effective Date in which a 1.00% prepayment premium shall apply to any prepayment of the term loans in connection with a Repricing Event (as defined in the Amended First Lien Credit Agreement); and

(iii) updating the provisions by which U.S. Dollar LIBOR will eventually be replaced with SOFR or another interest rate benchmark to reflect the most recent standards and practices used in the industry and by Bank of America.

The foregoing description of the First Lien Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the First Lien Amendment, which is filed as Exhibit 10.1 hereto, and the First Lien Credit Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K, previously filed with the Securities and Exchange Commission on November 3, 2020.

Amendment to ABL Revolving Credit Agreement

On October 28, 2021 (the “ABL Amendment Effective Date”), the Borrower and Holdings entered into the First Amendment to ABL Revolving Credit Agreement (the “ABL Amendment”), which amends the ABL Revolving Credit Agreement, dated as of October 28, 2020 (as amended, restated, supplemented, extended or otherwise modified prior to the ABL Amendment Effective Date, the “ABL Agreement”; the ABL Agreement, as amended by the ABL Amendment, the “Amended ABL Agreement”), by and among the Borrower, Holdings, the lenders from time to time party thereto and Bank of America, as administrative agent.

The ABL Amendment was entered into by the Borrower to amend certain terms and provisions, including:

(i) reducing the interest rate floor (a) for Eurocurrency Rate Loans (as defined in the Amended ABL Agreement), from 0.50% to 0.00% and (b) for Base Rate Loans (as defined in the Amended ABL Agreement), from 1.50% to 1.00%; and

(ii) updating the provisions by which U.S. Dollar LIBOR will eventually be replaced with SOFR or another interest rate benchmark to reflect the most recent standards and practices used in the industry and by Bank of America.

The foregoing description of the ABL Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the ABL Amendment, which is filed as Exhibit 10.2 hereto, and the ABL Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K, previously filed with the Securities and Exchange Commission on November 3, 2020.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 with respect to the First Lien Amendment and the ABL Amendment is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to First Lien Credit Agreement, dated as of October 28, 2021, by and among the Borrower, Holdings, the other guarantors parties thereto, each lender party thereto, and Bank of America, as administrative agent.
10.2	First Amendment to ABL Revolving Credit Agreement, dated as of October 28, 2021, by and among the Borrower, Holdings, the lenders party thereto and Bank of America, as administrative agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2021

ADVANTAGE SOLUTIONS INC.

By:	/s/ Brian Stevens
Brian Stevens
Chief Financial Officer and Chief Operating Officer